SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 30, 2000

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street
Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated November 30, 2000, Mellon Financial Corporation announced that it has completed its previously announced agreement with The Chase Manhattan Corporation to purchase the remaining 50 percent of ChaseMellon Shareholder Services. As of December 1, the organization is known as Mellon Investor Services.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 30, 2000, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: December 5, 2000	By:	/s/ STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated November 30, 2000	Filed herewith